SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2004

HIGHWOODS PROPERTIES, INC.

(Exact name of registrant specified in its charter)

Maryland	1-13100	56-1871668
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 Smoketree Court, Suite 600, Raleigh, North Carolina 27604

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (919) 872-4924

Item 12. Results of Operations and Financial Condition

On May 4, 2004, Highwoods Properties, Inc., the general partner of Highwoods Realty Limited Partnership, issued a press release announcing the results of operations and financial condition of Highwoods Properties, Inc. for the three months ended March 31, 2004. This press release is attached hereto as Exhibit 99.1. In addition, we posted on our web site supplemental information regarding our operations for the three months ended March 31, 2004, a copy of which is attached hereto as Exhibit 99.2.

Exhibit	Description

99.1	Press Release, dated May 4, 2004, announcing the results of operations and financial condition of Highwoods Properties, Inc. for the three months ended March 31, 2004.

99.2	Supplemental Operating and Financial Information of Highwoods Properties, Inc. for the three months ended March 31, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HIGHWOODS PROPERTIES, INC.

By:	/s/ Terry L. Stevens
Terry L. Stevens Vice President, Chief Financial Officer and Treasurer

Dated: May 5, 2004